Exhibit 10.20

English Translation

Termination Agreement of Premises Lease Contract

Party A: Beijing Human Edu-Tech Co., Ltd.

Party B: Beijing Perfect World Network Technology Co., Ltd.

In accordance with the “Contract Law of the People’s Republic of China” and related laws and regulations, Party A and Party B, abiding by the principle of equality, free will, fairness and credibility and through friendly negotiations, hereby enter into this Agreement with respect to the premature termination of the lease by Party B of the house (for office purpose) from Party A, on and subject to the terms and conditions as set forth below:

Party B has leased Party A’s Premises with a floor area of 1200m2 for office use. The original term of lease is from January 1, 2006 to December 31, 2006. Now, with Party A’s consent, Party B decides to terminate the lease contract in advance. The rights and obligations relating to such lease have been wound up.

This Agreement shall come into effect on the day when it is signed by both parties.

Party A: Beijing Human Edu-Tech Co., Ltd. (seal)

By: [Seal: Beijing Human Edu-Tech Co., Ltd.]

Signing date: August 31, 2006

Party B: Beijing Perfect World Network Technology Co., Ltd. (seal)

By: [Seal: Beijing Perfect World Network Technology Co., Ltd.]

Signing date: August 31, 2006